Exhibit 10.3

Promissory Note

$800,000,000.00	Bellevue, Washington December 16, 2024

FOR VALUE RECEIVED, the undersigned Rush Truck Centers entities (collectively, "Rush Peterbilt Truck Centers"), promise to pay to the order of PACCAR Financial Corp., ("PFC"), the sum of EIGHT HUNDRED MILLION AND NO/100 DOLLARS ($800,000,000.00) (or so much thereof as shall be outstanding and unpaid) on December 16, 2029, or as provided below if the maturity of this Note has been accelerated after an Event of Default (as defined in the Inventory Financing and Purchase Money Security Agreement dated as of December 16, 2024 among Rush Peterbilt Truck Centers, Rush Enterprises, Inc. and PFC, as amended (the "Loan Agreement")), together with all accrued and unpaid interest on the unpaid principal amount of this Note at the rates described below for the applicable account hereunder. PFC and Rush Peterbilt Truck Centers agree that payments of principal and interest shall be made as set forth in the Loan Agreement. Both principal and interest are payable in lawful money of the United States in immediately available funds or their equivalent.

This is the "Note" identified in the Loan Agreement and is subject to all of the terms, conditions and other provisions of that Loan Agreement. All capitalized terms not otherwise defined shall have the meanings given in the Loan Agreement. A monthly summary statement showing the amounts advanced, effective daily interest rates and charges, and payments shall be sent to Rush Peterbilt Truck Centers as soon as possible after the end of each month. In the absence of a demonstrated error, each such statement shall be deemed a correct statement of the amounts owned under this Note as of the end of the month being reported, unless Rush Enterprises, Inc. notifies PFC of any disagreement with such statement within forty-five (45) days of Rush Peterbilt Truck Centers' receipt of the statement.

As used in this Note, the "Prime Rate" shall mean the U.S. prime rate as reported in the Money Rates section of The Wall Street Journal on each business day or, in the absence of such publication, the prime interest rate as published by the U.S. Federal Reserve or publicly posted by one of the 10 largest (by assets in domestic offices) U.S. commercial banks, as reasonably determined by PFC. The Prime Rate reported on the first business day of each calendar month shall be used to determine the interest rate on this Note for that month.

Floating Interest Rate. Interest shall be computed daily, on the basis of a 360‑day year for the actual number of days elapsed, at the Prime Rate as such rate may change from time to time, minus two and 10/100 percent (2.10%) per annum; provided that the floating rate of interest shall be subject to a floor of zero percent (0.00%) per annum. Interest shall be paid on each Interest Payment Date. If PFC reasonably determines that the Prime Rate has been discontinued, then PFC shall, in consultation with Rush Enterprises, Inc., select a comparable successor rate in its reasonable discretion.

Default Interest Rate. If an Event of Default under the Loan Agreement has occurred, all interest accrued to the date of default shall be added to principal, and the accelerated principal balances shall be immediately due and payable. Thereafter, interest shall accrue and be due and payable on the unpaid principal balance at the Prime Rate plus two percent (2.0%) per annum until paid in full.

It is the intent of Rush Peterbilt Truck Centers and PFC that the terms and conditions of this Note shall take effect from the date of the Note (as set forth at the top of the first page of the Note), regardless of the actual date the Note was signed by Rush Peterbilt Truck Centers or delivered to PFC.

[Signature Page Follows]

Promissory Note—Page 2

The undersigned have executed this Note as of the day and year first written above.

RUSH TRUCK CENTERS OF ALABAMA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF NEBRASKA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

RUSH TRUCK CENTERS OF ARIZONA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF NEVADA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

RUSH TRUCK CENTERS OF CALIFORNIA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF NEW MEXICO, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

RUSH TRUCK CENTERS OF COLORADO, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF OKLAHOMA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

RUSH TRUCK CENTERS OF FLORIDA, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF TENNESSEE, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

RUSH TRUCK CENTERS OF KENTUCKY, INC. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary	RUSH TRUCK CENTERS OF TEXAS, L.P. By: /s/ Steven Keller Name: Steven Keller Title: Assistant Secretary

Promissory Note—Page 3